Exhibit 10.29

ASSET PURCHASE AGREEMENT

AMONG

FINDEX.COM, INC.,

ORG PROFESSIONAL, LLC,

ROBERT BORSARI,

AND

JOSEPH KOLINGER

________

FEBRUARY 25, 2008

TABLE OF CONTENTS

		Page
1.	DEFINITIONS…………………………………………………………………………………...........................................................................................................................................................................	1

2.	BASIC TRANSACTION……………………………………………………………………….........................................................................................................................................................................	4
	(a) Purchase and Sale of Assets…………………………………...	4
	(b) Acquired Assets………………………………………………………………………......................................................................................................................................................................	4
	(c) Liabilities………………………………………………………………………………........................................................................................................................................................................	5
	(d) Assigned Contracts…………………………………………………………………….....................................................................................................................................................................	5
	(e) Purchase Price………………………………………………………………………….......................................................................................................................................................................	6
	(f) The Closing……………………………………………………………………………........................................................................................................................................................................	6
	(g) Deliveries at the Closing……………………………………………………………….....................................................................................................................................................................	6

3.	REPRESENTATIONS AND WARRANTIES OF THE SELLER……………………………........................................................................................................................................................................	7
	(a) Organization of Seller………………………………………………………………….......................................................................................................................................................................	7
	(b) Authorization of Transaction………………………………………………………….....................................................................................................................................................................	7
	(c) Noncontravention……………………………………………………………………........................................................................................................................................................................	7
	(d) Brokers’ Fees………………………………………………………………………….......................................................................................................................................................................	8
	(e) Title to Acquired Assets……………………………………………………………….....................................................................................................................................................................	8
	(f) Software………………………………………………………………………………..........................................................................................................................................................................	8
	(g) Online Properties……………………………………………………………………….....................................................................................................................................................................	8
	(h) Inventories……………………………………………………………………………........................................................................................................................................................................	8
	(i) Proprietary Rights…………………………………………………………………….........................................................................................................................................................................	8
	(j) Non-Infringement……………………………………………………………………..........................................................................................................................................................................	9
	(k) Legal Compliance…………………………………………………………………….........................................................................................................................................................................	9
	(l) Contracts………………………………………………………………………………........................................................................................................................................................................	9
	(m) Litigation………………………………………………………………………………......................................................................................................................................................................	9
	(n) Product Warranty………………………………………………………………………....................................................................................................................................................................	9
	(o) Product Liability……………………………………………………………………….......................................................................................................................................................................	10
	(p) Customer Base…………………………………………………………………………......................................................................................................................................................................	10
	(q) Accounts Receivable…………………………………………………………………......................................................................................................................................................................	10
	(r) Investment in Purchaser Common Stock………………………………………………..................................................................................................................................................................	10
	(s) Disclosure…………………………………………………………………………….........................................................................................................................................................................	11

4.	REPRESENTATIONS AND WARRANTIES OF THE SELLER PRINCIPALS…………….......................................................................................................................................................................	11

5.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER………………………......................................................................................................................................................................	11
	(a) Organization of Purchaser……………………………………………………………......................................................................................................................................................................	11
	(b) Authorization of Transaction…………………………………………………………....................................................................................................................................................................	11
	(c) Noncontravention…………………………………………………………………….......................................................................................................................................................................	11
	(d) Purchaser Common Stock……………………………………………………………......................................................................................................................................................................	11
	(e) Brokers’ Fees…………………………………………………………………………........................................................................................................................................................................	12

6.	POST-CLOSING COVENANTS……………………………………………………………….........................................................................................................................................................................	12
	(a) Restrictive Covenants………………………………………………………………….....................................................................................................................................................................	12
	(b) Sale, Transfer, Assignment of Purchaser Common Stock…………………………….................................................................................................................................................................	12
	(c) Purchase Price Allocation Schedule………………………………………………….....................................................................................................................................................................	12
	(d) Further Assurances……………………………………………………………………....................................................................................................................................................................	12

7.	OTHER AGREEMENTS………………………………………………………………………..........................................................................................................................................................................	13

i

	(a) Independent Sales Agreement…………………………………………………………...................................................................................................................................................................	13

8.	INDEMNIFICATION…………………………………………………………………………...........................................................................................................................................................................	13
	(a) Indemnification by Seller……………………………………………………………….....................................................................................................................................................................	13
	(b) Indemnification by Seller Principals…………………………………………………......................................................................................................................................................................	13
	(c) Indemnification by Purchaser…………………………………………………………....................................................................................................................................................................	13
	(d) Notice of Claim……………………………………………………………………….........................................................................................................................................................................	14
	(e) Defense………………………………………………………………………………..........................................................................................................................................................................	14
	(f) Time for Claims………………………………………………………………………..........................................................................................................................................................................	14
	(g) Reduction by Insurance Proceeds……………………………………………………....................................................................................................................................................................	14
	(h) Offset Against Purchase Money Note……………………………………………….....................................................................................................................................................................	14

9.	MISCELLANEOUS……………………………………………………………………………..........................................................................................................................................................................	15
	(a) Press Releases and Public Announcements……………………………………………................................................................................................................................................................	15
	(b) No Third-Party Beneficiaries…………………………………………………………......................................................................................................................................................................	15
	(c) Entire Agreement………………………………………………………………………......................................................................................................................................................................	15
	(d) Succession and Assignment……………………………………………………………..................................................................................................................................................................	15
	(e) Counterparts…………………………………………………………………………….....................................................................................................................................................................	15
	(f) Headings………………………………………………………………………………........................................................................................................................................................................	15
	(g) Notices………………………………………………………………………………….......................................................................................................................................................................	15
	(h) Governing Law……………………………………………………………………….........................................................................................................................................................................	16
	(i) Amendments and Waivers……………………………………………………………......................................................................................................................................................................	16
	(j) Severability…………………………………………………………………………….........................................................................................................................................................................	16
	(k) Expenses………………………………………………………………………………........................................................................................................................................................................	16
	(l) Construction……………………………………………………………………………......................................................................................................................................................................	16
	(m) Incorporation of Exhibits and Schedules………………………………………………................................................................................................................................................................	17
	(n) Arbitration……………………………………………………………………………........................................................................................................................................................................	17

Exhibit A – Form of Assignment of Intellectual Property
Exhibit B – Form of General Assignment, Bill of Sale and Assumption of Liabilities Agreement
Exhibit C – Form of Purchase Money Note
Exhibit D – Form of Independent Sales Agreement
Exhibit E – Product Warranties
Schedule 2(b)(i) – Description of Software
Schedule 2(b)(viii) – Assigned Contracts
Purchase Price Allocation Schedule
Disclosure Schedule

ii

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (together with all Schedules and Exhibits hereto, this “Agreement”), dated as of the 25th day of February, 2008, by and among Findex.com, Inc., a Nevada corporation (the “Purchaser”), ORG Professional, LLC, a California limited liability company (the “Seller”), Robert Borsari, an individual and one of the two principals of Seller (“Borsari”), and Joseph Kolinger, an individual and the other of the two principals of Seller (“Kolinger”)(Borsari and Kolinger are referred to jointly hereinafter as the “Seller Principals”, Purchaser and Seller are referred to hereinafter individually as a “Primary Party” or jointly as the “Primary Parties”, and Purchaser, Seller, Borsari and Kolinger are referred to hereinafter individually as a “Party” or collectively as the “Parties”)

WHEREAS, Seller desires to sell certain of its assets, including certain computer software and know-how related thereto, in accordance with the terms and conditions of this Agreement;

WHEREAS, Purchaser desires to purchase such assets in accordance with the terms and provisions hereof; and

WHEREAS, Seller Principals desire to be named as the designees of certain consideration to which Seller is otherwise entitled in connection with the contemplated asset sale;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants, promises and agreements hereinafter set forth, and for other good and valuable consideration set forth hereinbelow, the Parties hereto hereby agree as follows:

1.	Definitions. As used throughout this Agreement, the following terms shall have the correspondingly ascribed meanings:

“Accounts Receivable” has the meaning set forth in Section 2(b)(vii) of this Agreement.

“Acquired Assets” has the meaning set forth in Section 2(b) of this Agreement.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Assigned Contracts” has the meaning set forth in Section 2(b)(viii) of this Agreement.

“Assumed Liabilities” has the meaning set forth in Section 2(c)(i) of this Agreement.

“Basis” means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or should form the basis for any specified consequence.

“Borsari” has the meaning set forth in the preamble of this Agreement.

“Borsari Certificate” has the meaning set forth in Section 2(e)(iii) of this Agreement.

“Business Line” means the business of Seller related to developing and licensing business and administrative forms software titles under the name FormTool, including FormTool Professional, FormTool Deluxe, FormTool Standard, FormTool Filler and FormTool Reader.

“Cash Consideration” has the meaning set forth in Section 2(e)(i) of this Agreement.

“Closing” has the meaning set forth in Section 2(f) of this Agreement.

“Closing Date” has the meaning set forth in Section 2(f) of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Disclosure Schedule” has the meaning set forth in Section 3 of this Agreement.

“Distribution Agreement” has the meaning set forth in Section 2(d)(i) of this Agreement.

“Governmental Authority” means any federal, state, local, municipal, foreign, or other government, or any governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal).

“Indemnified Party” has the meaning set forth in Section 8(c) of this Agreement.

“Indemnity Obligor” has the meaning set forth in Section 8(c) of this Agreement.

“Independent Sales Agreement” has the meaning set forth in Section 7(a) of this Agreement.

“Inventories” has the meaning set forth in Section 2(b)(iii) of this Agreement.

“Knowledge” means actual knowledge after reasonable investigation.

“Kolinger” has the meaning set forth in the preamble of this Agreement.

“Kolinger Certificate” has the meaning set forth in Section 2(e)(iii) of this Agreement.

“Liability/Liabilities” means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person of any type, whether known or unknown, accrued or unaccrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise, and whether due or to become due.

“Lien” means any lien, mortgage, pledge, security interest, option, right of first refusal, charge, claim or encumbrance or other restrictions of any kind or nature, except for (a) liens for Taxes not yet due and payable and (b) liens for assessments and other governmental charges or of landlords, carriers, warehouseman, mechanics and material men incurred in the Ordinary Course of Business, in each case for sums not yet due and payable or due but not delinquent.

“Loss/Losses” has the meaning set forth in Section 8(a) of this Agreement.

“Material Adverse Effect” means, with respect to any Person, any state of facts, development, event, circumstance, condition, occurrence or effect that, individually or taken collectively with all other preceding facts, developments, events, circumstances, conditions, occurrences or effects (a) is materially adverse to the condition (financial or otherwise), business, operations or results of such Person, or (b) impairs the ability of such Person to perform its obligations under this Agreement.

“Non-Compete Period” has the meaning set forth in Section 6(a)(ii) of this Agreement.
“Online Properties” has the meaning set forth in Section 2(b)(ii) of this Agreement.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Party” has the meaning set forth in the preamble of this Agreement.

“Person” means a natural person or any legal, commercial or Governmental Authority, including any corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

“Primary Party” has the meaning set forth in the preamble of this Agreement.

“Proprietary Rights” has the meaning set forth in Section 2(b)(iv) of this Agreement.

“Purchase Money Note” has the meaning set forth in Section 2(e)(ii) of this Agreement.

“Purchase Price” has the meaning set forth in Section 2(e) of this Agreement.

“Purchaser” has the meaning set forth in the preamble of this Agreement.

“Purchaser Common Stock” has the meaning set forth in Section 2(e)(iii) of this Agreement.

“Retained Liabilities” has the meaning set forth in Section 2(c)(ii) of this Agreement.

“Seller” has the meaning set forth in the preamble of this Agreement.

“Seller Principals” has the meaning set forth in the preamble of this Agreement.

“Software” has the meaning set forth in Section 2(b)(i) of this Agreement.

“Taxes” means any federal, state, county, local, foreign or other tax, charge, imposition or other levy (including interest or penalties thereon) including income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, taxes on earnings and profits, employment and payroll related taxes, property taxes, real property transfer taxes, Federal Insurance Acquisitions Act taxes, any taxes or fees related to unclaimed property, taxes on value added and import duties, whether or not measured in whole or in part by net income, imposed by the United States or any political subdivision thereof or by any jurisdiction other than the United States or any political subdivision thereof.

“Third Party Intellectual Property Rights” has the meaning set forth in Section 3(j) of this Agreement.

“Transaction Documents” means each of this Agreement, the Assignment of Intellectual Property, the General Assignment, Bill of Sale and Assumption of Liabilities Agreement, the Purchase Money Note, the Independent Sales Agreement, and each other document, instrument, and certificate delivered in connection therewith.

2.           Basic Transaction.

(a)           Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, at the Closing, Purchaser agrees to purchase from Seller, and Seller agrees to sell, transfer, convey, and deliver to Purchaser, all of the Acquired Assets for the consideration specified below in this Section 2.

(b)           Acquired Assets. The “Acquired Assets” shall consist of the following assets, properties and contractual rights of Seller:

(i)           Software.  All of Seller’s copyright rights in and to the computer software and programs listed in Schedule 2(b)(i) attached hereto (including object and source code, in machine readable and listing form), and all documentation (including internal documentation, documentation made available to customers, and training materials), flowcharts, source code notes, software tools, compilers, test routines and information related thereto, in whatever form, and all revisions, modifications, upgrades, updates, enhancements, release levels and versions of the foregoing (collectively, the “Software”), including all rights to produce, create, market and sell derivative works and modifications of the Software.

(ii)           Online Properties.  The Internet websites maintained by Seller for the Business Line, the homepage for which is located at www.formtool.com, and all content, design concepts, code (php, html, css, javascript and sql), text, graphics, images, data, video, audio (including music used in time relation with text, images, or video), URLs, navigational elements, links, pointers, technology and software related thereto, including any modifications, upgrades, updates, enhancements and related information or documentation (collectively, the “Online Properties”).

(iii)           Inventories.  All inventories related to the Business Line as of the Closing Date, including all expendables and consumables and all advertising material, marketing material, copy, camera-ready art, trade show booth set-ups, displays and other materials and supplies to be used or consumed in connection with the operation of the Business Line (collectively, the “Inventories”).

(iv)           Proprietary Rights.  All patents, patent applications, copyrights, trade secrets, ideas, know-how, domain names, metatags, trademarks, service marks, trade names, and other proprietary rights based, in whole or in part, or included in, covering or related to the Business Line or any portion thereof (collectively, the “Proprietary Rights”), including all of Seller’s copyright rights and other Proprietary Rights in and to the Software and the Online Properties.

(v)           Trade Names.  The name “FormTool” and all variations or derivatives thereof, including all trademarks, service marks, trade names or logos, together with any goodwill associated therewith.

(vi)           Records.  All designs, drawings, procedures (including design, manufacturing, test and maintenance procedures), records, specifications, technical data, inventory records, customer and supplier lists and records (including all prospective customer and leads lists), pricing and cost information, and business and marketing plans and proposals, in whatever form, related to, useful, utilizable or necessary in connection with the operation of the Business Line.

(vii)           Accounts Receivable.  All billed and unbilled notes receivable, accounts receivable and other receivables or rights to payments due to Seller in connection with the Business Line existing in good faith as of the Closing Date (collectively, the “Accounts Receivable”), including those Accounts Receivable set forth on Schedule 3(q).

(viii)           Assigned Contracts.  Subject to Section 2(d) hereof, all of the rights of Seller arising after the Closing Date under the distribution agreements, license agreements, and other agreements set forth on Schedule 2(b)(viii) hereto (collectively, the “Assigned Contracts”).

(ix)           Other.  All other assets of Seller exclusively used in or related to the Business Line.

(c)           Liabilities.

(i)           Assumed Liabilities.  Purchaser shall assume and pay or perform when due all obligations of Seller arising after the Closing Date under the Assigned Contracts (collectively, the “Assumed Liabilities”), which obligations arise in accordance with the terms of such Assigned Contracts after the Closing Date, except to the extent any such obligations relate to a default thereunder by Seller, or an event which with notice or lapse of time or both would constitute a default thereunder by Seller, occurring on or prior to the Closing Date.

(ii)           Retained Liabilities.  Except for the Assumed Liabilities, Purchaser shall not assume and Seller shall retain all liabilities or obligations directly or indirectly arising out of or related to the Acquired Assets or the operation of the Business Line on or prior to the Closing Date, whether such liabilities or obligations are known or unknown, disclosed or undisclosed, matured or unmatured, accrued, absolute or contingent (collectively, the “Retained Liabilities”), including (A) liabilities and obligations for Taxes of any kind, including Taxes related to or arising solely from the transfers contemplated hereby (which transfer or sales taxes shall be the sole responsibility of Seller); (B) liabilities and obligations for damage or injury to person or property; (C) liabilities and obligations for or otherwise arising out of sales of the Software or services related thereto or grants of licenses by Seller on or prior to the Closing Date; and (D) liabilities and obligations for payables incurred or otherwise related to the Acquired Assets or the operation of the Business Line on or prior to the Closing Date.  Without limiting the foregoing, Purchaser shall not assume or become liable for any obligations or liabilities of Seller not specifically described in Section 2(c)(i) above and specifically included in the Assumed Liabilities. Notwithstanding anything herein to the contrary, Seller shall pay or perform all Retained Liabilities no later than when they become due and payable or are to be performed.

(d)           Assigned Contracts.

(i)           The Primary Parties acknowledge that the Software is currently being distributed by Seller pursuant to the terms of a certain distribution agreement between Seller and a certain third party (the “Distribution Agreement”), and that the Primary parties will effect an assignment of such Distribution Agreement in accordance with its terms.

(ii)           Notwithstanding anything herein to the contrary, the transfer of the Assigned Contracts shall be by assignment only, and nothing in this Agreement shall be construed as an attempt to agree to assign any rights thereunder or under any other Acquired Asset that by law or agreement is not assignable without the consent of the other party or parties thereto or of any Governmental Authority, as the case may be, unless such consent shall be given. If and to the extent the assignment of any Assigned Contract requires the consent of another Person, then: (A) such Assigned Contract shall not be deemed assigned and shall constitute an assumed liability of Purchaser until such consent is obtained; (B) the Primary Parties shall use commercially reasonable efforts and shall cooperate with each other in seeking such consent or entering into reasonable arrangements, designed to provide Purchaser the benefits thereunder; and (C) Purchaser shall be obligated to perform and discharge the obligations of Seller arising after the Closing Date under any such Assigned Contract only after such consent is obtained.

(e)           Purchase Price.  In consideration of the sale, transfer, conveyance, assignment and delivery of the Acquired Assets, and in reliance upon the representations and warranties made herein by Seller, Purchaser shall pay to Seller the sum of two hundred and forty thousand and 00/100 dollars ($240,000.00) (the “Purchase Price”).  The Purchase Price shall be payable by Purchaser to Seller at Closing as follows:

(i)           One hundred thousand and 00/100 dollars ($100,000.00) in the form of cash by wire transfer or delivery of other immediately available funds (the “Cash Consideration”);

(ii)           One hundred thousand and 00/100 dollars ($100,000.00) in the form of a twenty-four (24) month unsecured self-amortizing promissory note which shall be inclusive of interest calculated at the rate of fifteen (15%) percent per annum and be payable monthly in advance, such note to be substantially in the form attached hereto as Exhibit C (the “Purchase Money Note”); and

(iii)           Forty thousand and 00/100 dollars ($40,000.00) in the form of one million (1,000,000) restricted shares of the common stock of Purchaser, par value $0.001 per share (the “Purchaser Common Stock”) issued in, and registered on the books of Purchaser’s transfer agent in, the name of Seller Principals, as designees, in the following share amounts:

Borsari ……………           475,000 (the “Borsari Certificate”)
Kolinger ………….           525,000 (the “Kolinger Certificate”)

(f)           The Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution and delivery of this Agreement at the  offices of Seller and Purchaser with deliveries by fax or wire transfer.  The hour and date of the Closing are referred to herein as the “Closing Date”.  The parties agree and intend that the Closing shall be effective as of 11:59 p.m. C.S.T. on the Closing Date.

(g)           Deliveries at the Closing.  At or before the Closing:

(i)           Seller shall deliver to Purchaser the following:

▪	A duly executed original of the Assignment of Intellectual Property;
▪	A duly executed original of the General Assignment, Bill of Sale and Assumption of Liabilities Agreement;
▪	A duly executed original of the Independent Sales Agreement; and
▪	Such other certificates, instruments, and documents as may be reasonably agreed to by the Primary Parties in order to confer upon Purchaser the benefits of this Agreement.

(ii)           Purchaser shall deliver to Seller the following:

▪	The Cash Consideration;
▪	The duly executed original of the Purchase Money Note;
▪	A duly executed original of the General Assignment, Bill of Sale and Assumption of Liabilities Agreement;
and
▪	A duly executed original of the Independent Sales Agreement.

(iii)           Purchaser shall deliver to Borsari the Borsari Certificate.

(iv)           Purchaser shall deliver to Kolinger the Kolinger Certificate.

3.           Representations and Warranties of the Seller.  Seller represents and warrants to Purchaser that the statements contained in this Section 3 are correct and complete as of the Closing Date, except as specifically set forth in the disclosure schedules accompanying this Agreement and initialed by the Primary Parties (each a “Schedule” and collectively, the “Disclosure Schedule”).  The Disclosure Schedule is arranged in pages corresponding to the lettered and numbered paragraphs contained in this Agreement.
(a)           Organization of Seller.  Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California and has full power and authority to carry on its current business and to own, use and sell its assets and properties, including the Acquired Assets.  Seller is duly qualified to do business and is in good standing under the laws of each state or other jurisdiction in which the conduct of the Business Line requires such qualification, except where the failure to be so qualified is not reasonably anticipated to have a Material Adverse Effect.

(b)           Authorization of Transaction.  Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the managing members or other duly governing body of Seller and, to the extent required by applicable law or Seller’s limited liability company operating agreement, Seller’s members have duly authorized the execution, delivery, and performance of this Agreement by Seller. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions.

(c)           Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which Seller is subject or any provision of the charter or bylaws of Seller or (ii) except as set forth on Schedule 3(c), conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets).  Except as set forth on Schedule 3(c), Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order for the Parties to consummate the transactions contemplated by this Agreement.

(d)           Brokers’ Fees.  Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Purchaser could become liable or obligated.

(e)           Title to Acquired Assets.  Except as set forth on Schedule 3(e), Seller has good and valid title to all of the Acquired Assets; owns the Acquired Assets free and clear of any and all Liens; and is conveying good and valid title to the Acquired Assets to Purchaser free and clear of any and all Liens. No portion of the Acquired Assets is subject to any outstanding injunction, judgment, order, decree, ruling or charge, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of Seller, is threatened which challenges the legality, validity, enforceability, use, or ownership of any portion of the Acquired Assets.  Except as set forth on Schedule 3(e), all of the tangible Acquired Assets being acquired by Purchaser on the Closing Date are in the possession and control of Seller.  Seller is the sole and exclusive owner of the Acquired Assets, and has the sole and exclusive right to use, license, sublicense, assign or sell the Acquired Assets without liability to, or consent of, any Person.  Except pursuant to this Agreement, Seller is not a party to any contract or obligation whereby an absolute or contingent right to purchase, obtain or acquire any rights in any of the Acquired Assets has been granted to any Person.

(f)           Software.  Except as set forth on Schedule 3(f), there are no known, material errors, malfunctions or defects in the Software.  Seller is not aware of any unauthorized use of the Software or any portion thereof by any Person.  All modifications, improvements and other derivative works to or from the Software created by or on behalf of Seller have been created solely by employees or contractors of Seller who are under an obligation to assign all right, title and interest therein to Seller.  Except for licenses granted in the Ordinary Course of Business to purchasers or licensees of the Software, no rights or licenses, express or implied, have been granted to any Person under, in or to the Software or any portion thereof.

(g)           Online Properties.  There are no known, material errors, malfunctions or defects in the Online Properties. Seller is not aware of any unauthorized use of the Online Properties or any portion thereof by any Person. All modifications, improvements and other derivative works to or from the Online Properties created by or on behalf of Seller have been created solely by employees of Seller who are under an obligation to assign all right, title and interest therein to Seller.  Except for licenses granted in the Ordinary Course of Business to end users of the Online Properties, no rights or licenses, express or implied, have been granted to any Person under, in or to the Online Properties or any portion thereof.

(h)           Inventories.  Schedule 3(h) contains a complete and correct list of all Inventories as of the Closing Date. The Inventories consist of materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which are of a quality and quantity usable or salable in the Ordinary Course of Business of Seller, are currently used by Seller in the Ordinary Course of Business, and are merchantable and fit for the purpose for which such items were procured or manufactured.

(i)           Proprietary Rights.  Schedule 3(i) contains a complete and correct list of all trade names, domain names, trademarks, service marks, service names, logos, brand names, registered copyrights and patents, and to the extent applicable any registrations and applications therefor, used by Seller in connection with or otherwise included in, covering or related to the Business Line.  Seller has delivered to Purchaser complete and correct copies of all such trademarks, service marks, patents, and related registrations and applications and has made available to Purchaser complete and correct copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. The Proprietary Rights are in full force and effect and there are no Liens, proceedings or causes of action that in any way affect the validity or enforceability of such Proprietary Rights. Except for licenses granted in the Ordinary Course of Business to purchasers, licensees or end users of the Software and Online Properties, no rights or licenses, express or implied, have been granted to any Person under, in or to the Proprietary Rights or any portion thereof.

(j)           Non-Infringement.  The Acquired Assets, in whole or in part, do not violate or infringe any patents, copyrights, trademarks, service marks, trade names, trade dress, rights of privacy or publicity, moral rights, rights of attribution or integrity or any other intellectual property or proprietary rights of any Person (collectively, “Third Party Intellectual Property Rights”). Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Third Party Intellectual Property Rights, and none of Seller or its officers, directors, shareholders or employees has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller must license or refrain from using any Third Party Intellectual Property Rights).  To the Knowledge of Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with the Acquired Assets or any portion thereof.

(k)           Legal Compliance.  Except as would not, individually or in the aggregate, have a Material Adverse Effect on Seller, Seller has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of Governmental Authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against Seller alleging any failure so to comply.

(l)           Contracts.  Schedule 3(l) contains a complete and correct list of all written or oral contracts, agreements or commitments that in any way relate to the Acquired Assets.  Seller has delivered to Purchaser a correct and complete copy of each written agreement listed in Schedule 3(l), together with a written summary setting forth the terms and conditions of each oral agreement referred to in Schedule 3(l).  With respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect; (ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) no party has repudiated any provision of the agreement.

(m)           Litigation.  Schedule 3(m) sets forth each instance in which Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party, or to the Knowledge of Seller is threatened to be made a party, to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Schedule 3(m) could result in any Material Adverse Effect on Seller or any of the Acquired Assets.

(n)           Product Warranty.  Each product manufactured, sold, licensed, leased, or delivered by Seller has been in conformity with all applicable contractual commitments and all express and implied warranties, and Seller has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith. No product manufactured, sold, licensed, leased, or delivered by Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or license.  Exhibit E includes correct and complete copies of the standard terms and conditions of sale, license, lease, maintenance and support agreements relating to the Software or the Online Properties (containing applicable guaranty, warranty, and indemnity provisions).  The Software and the Online Properties have been licensed for use by third parties only in accordance with such standard terms and conditions.

(o)           Product Liability.  Seller has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of the Software or the Online Properties.

(p)           Customer Base.  There are at least forty thousand (40,000) entities and other customers that, in the aggregate, are current or prior version FormTool users.  Schedule 3(p) contains a complete and accurate list of all such FormTool users as of the Closing Date.

(q)           Accounts Receivable.  All Accounts Receivable represent valid obligations arising from sales actually made or services actually performed by Seller in the Ordinary Course of Business.  Such Accounts Receivable are or will be as of the Closing Date current and collectible consistent with past practice.  There is no contest, claim, defense or right of setoff, other than returns in the Ordinary Course of Business of Seller, relating to the amount or validity of any Accounts Receivable. Schedule 3(q) contains a complete and accurate list of all Accounts Receivable as of the Closing Date, which list sets forth the name and address of each customer and the amount and aging of each Account Receivable.

(r)           Investment in Purchaser Common Stock.  With an understanding that the Purchaser is relying upon the accuracy and completeness of the representations contained herein in complying with its obligations under applicable federal and state securities laws, the Seller hereby acknowledges and represents as follows:

(i)           Seller Principals, in their capacity as management of Seller, (i) have reviewed certain of the Purchaser’s most recent public filings, including its annual report on Form 10-KSB for the year ended December 31, 2006 and all subsequent quarterly and current reports on Form 10-QSB and 8-K respectively, and understand the contents thereof, (ii) have received copies of all documents and any other information requested from the Purchaser and have had an opportunity to ask questions of and receive answers from the management of the Purchaser regarding the Purchaser and to obtain any additional information desired or has elected to waive such opportunity, (iii) confirm that they are fully informed regarding the current financial condition of the Purchaser, the administration of its business affairs and its prospects for the future, and that the Purchaser makes no assurance whatsoever concerning the present and prospective value of the Purchaser Common Stock.

(ii)           Seller Principals, in their capacity as management of Seller, realize that an investment in the Purchaser Common Stock is highly speculative and involves a high degree of risk.

(iii)           Seller Principals, in their capacity as management of Seller, have such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Purchaser Common Stock.

(iv)           Although the certificates reflecting the Purchaser Common Stock are to be issued in the names of Borsari and Kolinger, individually, as designees of Seller, the Purchaser Common Stock is being purchased by the Seller for investment purposes and not as nominee for, or for the beneficial interest of, or with the intention to transfer or distribute to, any other Person.

(s)           Disclosure.  The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

4.           Representations and Warranties of the Seller Principals.  Seller Principals, severally but not jointly, represent and warrant to Purchaser that they understand and acknowledge that (a) the Purchaser Common Stock has not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, and therefore may not be sold, transferred, assigned or otherwise disposed of unless such disposition is subsequently registered under such laws or exemptions from such registrations are available, and (b) a legend in the following or similar form will be placed on the certificate(s) evidencing the shares of Purchaser Common Stock referencing such restrictions on transferability:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY OTHER SECURITIES LAWS.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF, OR OFFERED FOR TRANSFER, SALE OR OTHER DISPOSITION IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT, AND ANY OTHER APPLICABLE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES LAWS.

5.           Representations and Warranties of the Purchaser.  Purchaser represents and warrants to Seller that the statements contained in this Section 5 are correct and complete as of the Closing Date.

(a)           Organization of Purchaser. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has full power and authority to carry on its current business and to own, use and sell its assets and properties.

(b)           Authorization of Transaction.  Purchaser has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the Board of Directors of Purchaser has duly authorized the execution, delivery, and performance of this Agreement by Purchaser. This Agreement constitutes the valid and legally binding obligation of Purchaser, enforceable in accordance with its terms and conditions.

(c)           Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which Purchaser is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Purchaser is a party or by which it is bound or to which any of its assets is subject. Purchaser does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order for the Primary Parties to consummate the transactions contemplated by this Agreement.

(d)           Purchaser Common Stock.  Upon issuance, the Purchaser Common Shares shall be fully paid and non-assessable.

(e)           Brokers’ Fees.  Purchaser has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

6.           Post-Closing Covenants.

(a)           Restrictive Covenants.

(i)           Except as provided in the Independent Sales Agreement, or as may be necessary to fulfill its obligations thereunder, from and after the Closing, Seller shall cease utilizing the name “FormTool”, or any variations or derivatives thereof, in connection with any of its continuing business operations or initiatives.

(ii)           Each of Seller and Seller Principals agree that, for a period of five (5) years following the date hereof (the “Non-Compete Period”), they shall not directly or indirectly, either individually or with others, engage or have any interest, as an owner, employee, representative, agent, consultant or otherwise, in any business which is similar to the Business Line.  These covenants shall be deemed separate covenants for each and every state, country and any other governmental entity covered by the non-compete obligation and in the event the covenant for one or more such jurisdictions is determined to be unenforceable the remaining covenants shall continue to be effective.

(iii)           Each of Seller and Seller Principals agree that, during the Non-Compete Period, they shall not solicit nor employ any Person who is employed by the Purchaser during the Non-Compete Period.

(iv)           Each of Seller and Seller Principals agree that, during the Non-Compete Period, they shall not solicit the Purchaser’s customers on their own behalf or on behalf of any other business or Person in competition with the Purchaser.

(b)           Sale, Transfer, Assignment of Purchaser Common Stock.  Seller Principals agree to refrain from selling, transferring, assigning, conveying or otherwise disposing of any of the Purchaser Common Stock unless such disposition is registered under the Securities Act of 1933, as amended, or any applicable state securities laws or exemptions from such registrations are available.

(c)           Purchase Price Allocation Schedule.  For purposes of any federal or state tax reporting associated with the transactions contemplated by this Agreement, Purchaser and Seller agree that the Purchase Price shall be allocated among the Acquired Assets in accordance with the purchase price allocation schedule annexed hereto and made a part hereof (the “Purchase Price Allocation Schedule”). Said allocation is intended by Purchaser and Seller to comply with Section 1060 of the Code and any Treasury Regulations issued thereunder, and Purchaser and Seller shall file Form 8594 with their respective federal income tax returns in a manner consistent with said allocation.

(d)           Further Assurances.  If, at any time following the Closing Date, Purchaser shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in Purchaser its right, title and interest in, to or under any of the Acquired Assets, or (ii) otherwise to carry out the purposes of this Agreement, Seller shall execute and deliver all such deeds, bills of sale, assignments and assurances and shall do all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm Purchaser’s right, title and interest in, to and under any of the Acquired Assets and otherwise to carry out the purposes of this Agreement.

7.           Other Agreements.  At the Closing, Seller and Purchaser shall enter into the following additional agreement:

 (a)           An agreement pursuant to which Seller shall, for an initial term of five (5) years, provide certain marketing and sales services to Purchaser on a commission basis, a form of which agreement is attached hereto as Exhibit D (the “Independent Sales Agreement”).

8.           Indemnification.

(a)           Indemnification by Seller.  Up to an amount equal to the Purchase Price, Seller shall indemnify, defend and hold harmless Purchaser and its officers and directors from, against, and with respect to any and all losses, damages, claims, obligations, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding or demand) of any kind or character (each a “Loss” and collectively, the “Losses”) arising out of or in connection with any of the following:

(i)           Any material breach of any of the representations or warranties of Seller or Seller Principals contained in this Agreement;

(ii)           Any material failure by Seller or Seller Principals to perform or observe any covenant, agreement or condition to be performed or observed by them pursuant to this Agreement;

(iii)           Any and all Retained Liabilities or other liabilities and obligations of Seller, except for the Assumed Liabilities; or

(iv)           Seller’s ownership and operation of the Acquired Assets and the Business Line on or prior to the Closing Date, including any and all claims for products, service or professional liability against Seller arising out of sales of the Software or services related thereto or grants of licenses by Seller on or prior to the Closing Date.

(b)           Indemnification by Seller Principals.  Seller Principals shall indemnify, defend and hold harmless Purchaser and its officers and directors from, against, and with respect to any and all Losses arising out of or in connection with any material failure by Seller Principals to perform or observe any covenant, agreement or condition to be performed or observed by them pursuant to this Agreement.

(c)           Indemnification by Purchaser.  Up to an amount equal to the Purchase Price, Purchaser shall indemnify, defend and hold harmless Seller and its officers and directors from, against and with respect to any Losses arising out of or in connection with any of the following:

(i)           Any material breach of any of the representations and warranties of Purchaser contained in this Agreement;

(ii)           Any material failure by Purchaser to perform or observe, any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement;

(iii)           All obligations and liabilities arising after the Closing Date attributable to the Assumed Liabilities; or

(iv)           Purchaser’s ownership and operation of the Acquired Assets after the Closing Date, including any and all claims for products, service or professional liability against Purchaser arising out of sales of the Software or services related thereto or grants of licenses by Purchaser after the Closing Date.

(d)           Notice of Claim.  Any Party seeking to be indemnified hereunder (the “Indemnified Party”) shall, within thirty (30) days following discovery of the matters giving rise to a Loss, notify the Party from whom indemnity is sought (the “Indemnity Obligor”) in writing of any claim for recovery, specifying in reasonable detail the nature of the Loss and the amount of the liability estimated to arise therefrom; provided, however, that no single claim shall be made hereunder for an amount less than ten thousand and 00/100ths dollars ($10,000.00). If the Indemnified Party does not so notify the Indemnity Obligor within said thirty (30) days, such claim shall be barred, and the Indemnity Obligor shall have no obligation with respect thereto.  The Indemnified Party shall provide to the Indemnity Obligor as promptly as practicable thereafter all information and documentation requested by the Indemnity Obligor to verify the claim asserted.

(e)           Defense.  If the facts pertaining to a Loss arise out of the claim of any third party, or if there is any claim against a third party available by virtue of the circumstances of the Loss, the Indemnity Obligor may, by giving written notice to the Indemnified Party within thirty (30) days following its receipt of the notice of such claim, elect to assume the defense or the prosecution thereof, including the employment of counsel or accountants at its cost and expense; provided, however, that during the interim the Indemnified Party shall use its best efforts to take all action (not including settlement) reasonably necessary to protect against further damage or loss with respect to the Loss.  The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnity Obligor in any such action and to participate therein, but the fees and expenses of such counsel shall be at the Indemnified Party’s own expense.  Whether or not the Indemnity Obligor chooses so to defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof. In the event of payment by the Indemnity Obligor to the Indemnified Party in connection with any Loss arising out of a third party claim, the Indemnity Obligor shall be subrogated to and shall stand in the place of the Indemnified Party with respect to such indemnified matter.  The Indemnified Party shall cooperate with the Indemnity Obligor in prosecuting any subrogated claim.

(f)           Time for Claims.  All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing.  Except as otherwise provided herein, action on any claim asserted with respect to the items enumerated in Section 8(a), Section 8(b), or Section 8(c) must be commenced within three (3) years after the Closing Date.

(g)           Reduction by Insurance Proceeds.  The amount payable by an Indemnity Obligor to an Indemnified Party with respect to a Loss shall be reduced by the amount of any insurance proceeds received by the Indemnified Party with respect to the Loss, and each of the parties hereby agrees to use its best efforts to collect any and all insurance proceeds to which it may be entitled in respect of any Loss.

(h)           Offset Against Purchase Money Note.  Any amounts that may become payable by Seller to Purchaser from time to time under this Section 8 shall be subject in whole or in part to offset against the Purchase Money Note to the extent that such amounts do not exceed the outstanding  obligations remaining thereunder at such times.

9.           Miscellaneous.

(a)           Press Releases and Public Announcements.  Any Party may make any public disclosure it believes in good faith is required by applicable law, in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure.

(b)           No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(c)           Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(d)           Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

(e)           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(f)           Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g)           Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Purchaser:                                Copy to:

Steven Malone                                                                                Michael M. Membrado
Findex.com, Inc.                                                                              M.M. Membrado, PLLC
620 North 129th Street                                                                    115 East 57th Street, Suite 1006
Omaha, NE 68154                                                                            New York, NY 10022
P: (402)333-1900                                                                              P: (646)486-9772
F: (402)778-5763                                                                              F: (646)486-9771

If to Seller:

Joseph Kolinger
ORG Professional, LLC
69 Sandy Creek Way
Novato, CA 94945
T: (415) 898-2300
F: (415) 246-7264

If to Borsari:

Robert Borsari
23 Hummel Drive
South Dennis, MA 02660
T: (508) 258-0127
F: (415) 598-1573fax

If to Kolinger:

Joseph Kolinger
69 Sandy Creek Way
Novato, CA 94947
T: (415) 898-2300
F: (415) 246-7264

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, fax, telex, ordinary mail, or e-mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(h)           Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nebraska without giving effect to any choice or conflict of law provision or rule (whether of the State of Nebraska or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nebraska.

(i)           Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each party. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(j)           Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(k)           Expenses.  Each Party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(l)           Construction.  The Parties have participated collectively in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted collectively by all Parties and no presumption or burden of proof shall arise favoring or disfavoring any one or more Parties by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “including” shall mean “including without limitation”.  Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail.  Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).  The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.  If any Party shall have breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such Party shall not have breached shall not detract from or mitigate the fact that such Party is in breach of the first representation, warranty, or covenant.

(m)           Incorporation of Exhibits and Schedules.  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(n)           Arbitration.  Any and all disputes arising under this Agreement shall be settled by arbitration in Omaha, NE before a single arbitrator without the involvement of any professional arbitration association.  Arbitration may be commenced at any time by any Party giving written notice to the other Parties (as applicable) that such dispute is being referred to arbitration under this provision.  The arbitrator shall be selected by the commencing Party in its reasonable and good faith discretion based on professional qualification, reputation and an absence of material bias, and the procedure established for resolution of any claim hereunder shall be as established by the designated arbitrator, but, in any case, shall be on as highly expedited a basis as is practicable.  Any award rendered by the arbitrator shall be conclusive and binding upon the applicable Parties; provided, however, that any such award be accompanied by a written opinion of the arbitrator giving the reasons for the award.  This provision for arbitration shall be specifically enforceable by the Parties involved and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom.  Until an award of arbitration is issued, each Party shall pay its own expenses of arbitration and the expenses of the arbitrator.  Upon issuance of an award in arbitration, the non-prevailing Parties shall, in addition to paying such award, pay to the prevailing Party on a pro-rata basis all costs and expenses incurred in connection with the arbitration (or the reasonable value thereof if performed themselves) to date.

[SIGNATURES APPEAR ON FOLLWING PAGE]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

FINDEX.COM, INC.

By:	/s/ Steven Malone
Name:	Steven Malone
Title:	President & Chief Executive Officer

ORG PROFESSIONAL, LLC

By:	/s/ Joseph Kolinger
Name:	Joseph Kolinger
Title:	President

/s/ Robert Borsari
Robert Borsari, personally

/s/ Joseph Kolinger
Joseph Kolinger, personally